UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2026

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Aspen Grove Drive, Suite 900 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Retirement of Mr. Miquelon from the Board of Directors

On March 9, 2026, Wade Miquelon informed the Board of Directors (the “Board”) of Acadia Healthcare Company, Inc. (the “Company”) of his decision to retire as a director of the Company, effective at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Accordingly, Mr. Miquelon will not stand for reelection to the Board at the 2026 Annual Meeting. His decision was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Dan Cancelmi to the Board of Directors

On March 12, 2026, the Board increased the size of the Board from 10 to 11 members by increasing the number of Class III directors serving on the Board from three to four and appointed Daniel Cancelmi to serve as a Class III director on the Board, effective immediately. The term of office of Class III directors expires at the 2026 Annual Meeting, when the number of Class III directors will decrease from four to three with Mr. Miquelon’s retirement. Mr. Cancelmi will serve as a member of the Audit Committee of the Board.

Mr. Cancelmi will receive compensation for his service to the Company in accordance with the Company’s existing compensation plan for non-employee directors. Information with respect to the director compensation plan is set forth in the definitive proxy statement for the Company’s 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 10, 2025.

There are no arrangements or understandings between Mr. Cancelmi and any other person pursuant to which Mr. Cancelmi was appointed to the Board as a director, nor are there any family relationships between Mr. Cancelmi, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other hand. Mr. Cancelmi is not a party to any transaction or relationship with the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

On March 12, 2026, in connection with the foregoing retirement and appointment, the Board approved a reduction in the size of the Board from 11 to 10 members by decreasing the size of Class III of the Board by one member, effective upon Mr. Miquelon’s retirement in connection with the 2026 Annual Meeting.

Item 7.01	Regulation FD Disclosure.

On March 12, 2026, Acadia issued a press release announcing the foregoing matters. The press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Acadia Healthcare Company, Inc., dated March 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: March 12, 2026	By:	/s/ Brian Farley
Brian Farley
Executive Vice President, Secretary and General Counsel